UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-A
  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORTHERN TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2723087
(State of incorporation or organization)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of Series E Non-Cumulative Perpetual Preferred Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
File No. 333-219591
Securities to be registered pursuant to Section 12(g) of the Act:
None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
The description of the depositary shares (the “Depositary Shares”) being registered hereby, including the Series E Non-Cumulative Perpetual Preferred Stock, which is represented by the Depositary Shares, is set forth under (a) “Description of the Preferred Stock” and “Description of the Depositary Shares” in the prospectus (the “Prospectus”) included in the Registration Statement on Form S-3 (No. 333-219591) of Northern Trust Corporation (the “Corporation”), as filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2017, and (b) “Description of Series E Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement (the “Prospectus Supplement”) dated October 29, 2019, as filed with the Commission on October 30, 2019, pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended. The foregoing descriptions set forth in the Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit 4.1
Restated Certificate of Incorporation of Northern Trust Corporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on April 19, 2006)

Exhibit 4.2	By-laws, as amended (incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on February 19, 2019)

Exhibit 4.3
Certificate of Designation of Series E Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation (incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on November 5, 2019)

Exhibit 4.4
Form of Certificate representing Series E Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on November 5, 2019)

Exhibit 4.5
Deposit Agreement, dated as of November 5, 2019, among Northern Trust Corporation, Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed on November 5, 2019)

Exhibit 4.6	Form of Depositary Receipt (incorporated herein by reference to Exhibit 4.3 to the Corporation’s Current Report on Form 8-K filed on November 5, 2019)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Dated:	November 21, 2019	By:	/s/ Susan C. Levy
Susan C. Levy
Executive Vice President, General Counsel and Corporate Secretary